UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 1, 2008
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51602 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2008, Synergetics USA, Inc. (the “Company”) and Synergetics, Inc., its wholly owned subsidiary (together with the Company, the “Borrowers”), executed a Fifth Amendment to Credit and Security Agreement (the “Fifth Amendment”) with Regions Bank, as Lender. The Fifth Amendment eliminated the Company’s ability to borrow at the prime lending rate and adjusted the Company’s Borrowing Base calculation so that the amount of available credit was reduced by approximately $250,000. In connection with the Fifth Amendment, the Borrowers executed a Second 2008 Amended and Restated Revolving Note from Borrowers to Regions Bank in the principal amount of $9.5 million (the “Second Amended Note”) on December 1, 2008. The Second Amended Note has a maturity date of November 30, 2009 and a variable interest rate of the applicable LIBOR rate, pursuant to the formula set forth in the Credit and Security Agreement between the Borrowers and Regions Bank, as Lender, as amended.
     The Fifth Amendment and Second Amended Note are filed as Exhibits 10.1 and 10.2., respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary of these agreements contained herein is qualified in its entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 1, 2008, the Borrowers executed the Fifth Amendment and Second Amended Note. The terms of the Fifth Amendment and Second Amended Note are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Fifth Amendment to Credit and Security Agreement by and among Synergetics Inc. and Synergetics USA, Inc. as Borrowers and Regions Bank as Lender, dated as of December 1, 2008.

10.2	Second 2008 Amended and Restated Revolving Note from Synergetics USA, Inc. and Synergetics, Inc. in favor of Regions Bank, dated as of December 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2008

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ Pamela G. Boone

Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer